Exhibit 10.1

AMENDMENT NO. 3 TO THE AMENDED AND RESTATED CREDIT AGREEMENT

Agreement made as of February 13, 2013 between (i) Fenwick Automotive Products Limited, as Co-Borrower, (ii) Introcan Inc., as Co-Borrower, (iii) Manufacturers And Traders Trust Company, as Lead Arranger, (iv) M&T Bank, as Administrative Agent, and (v) M&T Bank, as a Lender.

This agreement amends the amended and restated credit agreement made as of May 6, 2011 between (i) Fenwick Automotive Products Limited, as Co-Borrower, (ii) Introcan Inc., as Co-Borrower, (iii) Manufacturers And Traders Trust Company, as Lead Arranger, and (iv) M&T Bank, as Administrative Agent, (v) M&T Bank, as a Lender and (vi) such other Lenders from time to time as may become party to such agreement, as amended by Amendment No. 1 to the amended and restated credit agreement dated as of May 11, 2012 and Amendment No. 2 to the amended and restated credit agreement dated as of August 22, 2012 (collectively, the "Original Credit Agreement").

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Defined Terms

In this agreement all terms with capitalized initial letters used but not expressly defined herein have the meanings given to them under the Original Credit Agreement and:

"Credit Agreement" means the Original Credit Agreement as amended hereby;

2.	Representations, Warranties and Covenants

(1)           The Borrower hereby represents and warrants to, and agrees with, the Agent and the Lenders that:

(a)
the representations and warranties set forth in Section 4.01 of the Credit Agreement are true and correct as if made on and as of the date hereof, provided that, to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct as of such earlier date;

(b)
the Borrower and each of its respective Subsidiaries are in compliance with all covenants set forth in Section 5.01, Section 5.02 and Section 5.03 of the Credit Agreement, save and except where compliance with such covenants have been specifically waived in writing by the Agent and the Lenders on or prior to the date hereof; and

(c)
no Default or Event of Default has occurred and is continuing as of the date hereof, save and except for those Events of Default that have been specifically waived in writing by the Agent and Lenders on or prior to the date hereof.

(2)           The representations, warranties and agreements made in Section 2(1) shall survive the execution and delivery of this agreement.

3.	Amendments

Subject to the terms and conditions hereof, the Original Credit Agreement is hereby amended by:

(a)	Section 1.01

(i)	deleting the definition of “Revolving Facility Maximum Amount” in Section 1.01 and inserting the following in place thereof:

“Revolving Facility Maximum Amount” means (i) Fifty-Five Million Dollars ($55,000,000) for the period up to and including December 31, 2012, (ii) Fifty Million Dollars ($50,000,000) for the period up to and including January 31, 2013 and (iii) Fifty Million Seven Hundred and Twelve Thousand One Hundred and Eighty Three Dollars ($50,712,183) at all times on and after February 1, 2013; during any period set out in (i) through (iii) of this definition Advances may be made on the Swingline a sub-limit of $7,000,000 (with a Canadian Dollar Swingline sub-limit of $2,000,000);”

(b)	Section 2.07(b)

Deleting Section 2.07(b) and inserting the following in place thereof:

“(b) the lesser of:

(x)
for the period starting August 18, 2012 up to and including December 31, 2012, fifty-five percent (55%) of Eligible Inventory for raw materials inventory, for the period starting December 31, 2012 up to and including January 31, 2013, fifty percent (50%) of Eligible Inventory for raw materials inventory and at all other times from the period starting February 1, 2013, sixty percent (60%) of Eligible Inventory for raw materials inventory, all on a FIFO basis; plus, for the period starting August 18, 2012 up to and including December 31, 2012, sixty-five percent (65%) for Eligible Inventory for finished goods inventory, for the period starting December 31, 2012 up to and including January 31, 2013, sixty percent (60%) for Eligible Inventory for finished goods inventory and at all other times from the period starting February 1, 2013, seventy percent (70%) for Eligible Inventory for finished goods inventory, all on a FIFO basis and valued at the lower of cost or market in accordance with GAAP; plus, for the period starting August 18, 2012 up to and including December 31, 2012, thirty percent (30%) of Eligible Inventory comprising cores, for the period starting December 31, 2012 up to and including January 31, 2013, twenty-five percent (25%) of Eligible Inventory comprising cores and at all other times from the period starting February 1, 2013, thirty-five percent (35%) of Eligible Inventory comprising cores (provided that the Borrower can elect, on written notice to the Administrative Agent, to increase such advance rates for any one thirty day period for the period starting August 18, 2012 up to and including December 31, 2012  (the “Increased Advance Rate Period”), such election and Increased Advance Rate Period to be, for greater certainty, available for only one thirty day period between August 18, 2012 and December 31, 2012, and during such Increased Advance Rate Period, the advance rate in respect of Eligible Inventory for raw material inventory shall increase at an additional rate of five percent (5%) of such Eligible Inventory, the advance rate in respect of Eligible Inventory for finished goods shall increase at an additional rate of five percent (5%) of such Eligible Inventory, and the advance rate for Eligible Inventory comprising cores shall increase at an additional  rate of five percent (5%) of such Eligible Inventory);

(y)
for the period starting August 18, 2012 up to and including December 31, 2012, ninety percent (90%) of the net orderly liquidation value of the Eligible Inventory, for the period starting December 31, 2012 up to and including January 31, 2013, eighty-five percent (85%) of the net orderly liquidation value of the Eligible Inventory, and at all other times from the period starting February 1, 2013, ninety-five percent (95%) of the net orderly liquidation value of the Eligible Inventory, including, at all times, owned cores but excluding, at all times, non-owned cores, as determined by the most recent appraisal obtained by the Agent (provided that during any Increased Advance Rate Period the advance rate of the net orderly liquidation value of Eligible Inventory (including, at all times, owned cores but excluding, at all times, non-owned cores, as determined by the most recent appraisal obtained by the Agent) shall increase at an additional rate of five percent (5%) of such Eligible Inventory), less”

(c)	Section 5.03(d)

Deleting Section 5.03(d) in its entirety.

4.	Conditions Precedent

The amendments set out in Section 3 of this agreement shall not be effective or binding upon Agent and Lenders, unless and until the Borrower shall have delivered and/or completed, or caused to be delivered and/or completed, as applicable, to the Agent:

(d)	a consent to this agreement and confirmation of the security from each Material Company in form and substance satisfactory to the Agent;

(e)
all documents required to be provided to the Agent in connection with this agreement, which documents shall have been executed and delivered and for which all registrations necessary or desirable in connection therewith shall have been made and for which all other documentation required by the Agent in connection therewith shall have been executed and delivered, all in form and substance satisfactory to the Agent in its sole discretion;

(f)
an officer’s certificate and certified copies of resolutions of the board of directors of the Borrower concerning the due authorization, execution and delivery of this Agreement and any documents delivered in connection therewith;

(g)	a certificate of status, certificate of compliance or similar certificate for the Borrower issued by the applicable governing jurisdiction;

(h)	payment of all amounts and fees (including reasonable fees of Lenders’ counsel and Agent’s counsel) payable to the Lenders or Agent in connection with the agreement; and

(i)	the Agent and the Lenders shall have received such additional information and documents as they may reasonably require.

5.	No Other Amendments

Except as otherwise expressly provided herein, the Original Credit Agreement shall continue in full force and effect, unamended.

6.	Costs and Expenses

The Borrower shall pay all reasonable costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this agreement, including reasonable legal fees of counsel.

7.	Successors, Assigns and Governing Law

This agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties under the Credit Agreement and shall be governed by and construed in accordance with the laws of the Province of Ontario.

8.	Execution in Counterpart

This agreement may be executed in any combination of original and faxed signed counterparts, all of which taken together shall constitute one and the same original agreement, effective the date hereof.

[Next Page is the Signature Page]

FENWICK AUTOMOTIVE PRODUCTS LIMITED As Borrower
By:	/s/ Selwyn Joffe
Authorized Signing Officer

By:	/s/ Michael Umansky
Authorized Signing Officer

INTROCAN INC. As Borrower
By:	/s/ Selwyn Joffe
Authorized Signing Officer

By:	/s/ Michael Umansky
Authorized Signing Officer

MANUFACTURERS AND TRADERS TRUST COMPANY As Lead Arranger
By:	/s/ Maryanne Gruys
Authorized Signing Officer

M&T BANK As Administrative Agent
By:	/s/ Maryanne Gruys
Authorized Signing Officer

M&T BANK As Lender
By:	/s/ Maryanne Gruys
Authorized Signing Officer